Exhibit 10.6

AGBA GROUP HOLDING LIMITED 68 Johnston Road Wan Chai, Hong Kong SAR	TRILLER CORP. 7119 West Sunset Blvd, Suite 782 Los Angeles, CA 90046	TRILLER HOLD CO LLC 7119 West Sunset Blvd, Suite 782 Los Angeles, CA 90046

June 28, 2024

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

ATTN: Mark Angelo, Portfolio Manager

Re:	Second Amended and Restated Standby Equity Purchase Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being furnished to YA II PN, Ltd., a Cayman Islands exempted company the (“Secured Party”), in connection with that certain Second Amended and Restated Standby Equity Purchase Agreement, dated as of the date hereof (the “SEPA”), by and among AGBA Group Holding Limited, a British Virgin Islands business company (“AGBA”), Triller Corp., a Delaware corporation (“Triller Corp.”), and the Secured Party. Capitalized terms used but not defined herein have the meanings assigned thereto in the SEPA.

On the date hereof, the Secured Party advanced a Pre-Paid Advance in the aggregate amount of $25,000,000 to AGBA (the “Second Pre-Paid Advance”) on the terms and subject to the conditions set forth in the SEPA. The proceeds of the Second Pre-Paid Advance were advanced by the Secured Party to AGBA and then loaned by AGBA to Triller Corp. and Triller Hold Co LLC, a Delaware limited liability company and wholly-owned subsidiary of Triller Corp (“Triller LLC”) in compliance with Section 7.16 of the SEPA.

AGBA has requested that Triller LLC be permitted to contribute up to $2,000,000 of the Second Pre-Paid Advance to Bare Knuckling Fighting Championships, Inc., a Delaware corporation and majority- held investment of Triller LLC (“BKFC”) in exchange for the issuance by BKFC to Triller LLC of additional equity interests in BKFC (the “BKFC Contribution”). The parties hereby agree that, notwithstanding anything to the contrary contained in the other Transaction Documents, the BKFC Contribution is not permitted by Section 7.16 of the SEPA, and the BKFC Contribution, if undertaken in any manner other than in strict adherence to this Agreement will constitute an Event of Default (as defined in the Promissory Note).

The Secured Party has agreed to the BKFC Contribution subject to the prior satisfaction of all of the following conditions:

1.	The BKFC Contribution shall be consummated within 15 Business Days of the Effective Date;

2.	The equity interests in BKFC issued in respect of the BKFC Contribution shall be made on terms no less advantageous to Triller LLC than was offered to any other investor in BKFC’s most recent funding round, including with respect to the price per share of the equity interests issued in exchange for the BKFC Contribution;

3.	The terms and conditions of the BKFC Contribution, including all documents, instruments, and certificates to be entered into in connection therewith, shall be reasonably satisfactory to the Secured Party;

4.	Triller LLC shall have delivered executed copies of all documents, instruments, and certificates relating to the BKFC Contribution and any other information as the Secured Party shall reasonably request; and

5.	Without limiting the terms of that certain Amended and Restated Pledge Agreement, dated as of the date hereof, made by Triller LLC in favor of the Secured Party (the “Pledge Agreement”), Triller LLC and BKFC shall take all actions requested by the Secured Party to ensure that the Secured Party shall have a first priority perfected lien on all equity interests issued by BKFC to Triller LLC, including, without limitation, delivery of original stock certificates and stock powers.

All notices required or permitted hereunder shall be in writing and delivered to each party at such party’s respective address, and shall be deemed effectively given, as set forth in the SEPA or the Pledge Agreement, as applicable.

This Agreement may not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

This Agreement shall be binding upon the parties hereto and their successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned without the prior written consent of the Secured Party.

Any provision of this Agreement, or of any other Transaction Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Pledgor hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

The parties hereto mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement. The parties hereto acknowledge that this is a waiver of a legal right and that the parties hereto each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The parties hereto agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

This Agreement is a Transaction Document. The Transaction Documents remain in full force and effect in accordance with their respective terms except as expressly modified hereby. Notwithstanding any integration provisions in any other Transaction Document, this Agreement is not superseded by any other Transaction Document, but rather this Agreement, together with the other Transaction Documents, constitutes and contains the entire agreement between the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. In all events, the terms and provisions of this Agreement and the Transaction Documents shall be enforceable by the Secured Party notwithstanding any conflicting term or provision set forth in any of the Transaction Documents and regardless of whether the respective Transaction Document was executed before, simultaneously with or after this Agreement. In the event of any conflict between any term or provision of this Agreement and any term or provision set forth in any other Transaction Document, such conflict shall not derogate from the Secured Party’s rights hereunder and the terms of this Agreement shall govern any such conflict.

[Signature page follows]

Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing and returning the enclosed copy of this Agreement.

Very truly yours,

AGBA GROUP HOLDING LIMITED

By:	/s/ Wing-Fai Ng
Name:	Wing-Fai Ng
Title:	Chief Executive Officer

TRILLER CORP.

By:	/s/ Bobby Sarnevesht
Name:	Bobby Sarnevesht
Title:	Executive Chairman

TRILLER HOLD CO LLC

By:	/s/ Bobby Sarnevesht
Name:	Bobby Sarnevesht
Title:	Executive Chairman

[Side Letter re: BKFC Contribution]

Acknowledged and Agreed as of the date first set forth above:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Troy J. Rillo
	Name:	Troy J. Rillo
	Title:	Manager

[Side Letter re: BKFC Contribution]